UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2019

PLAYAGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001 38357	46-3698600
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5475 S. Decatur Blvd., Suite #100
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)
(702) 722-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2019, Eric Press, a member of the Board of Directors (the “Board”) of PlayAGS, Inc. (the “Company”), informed the Board of his decision to resign as a member of the Board, effective immediately.  Mr. Press’ decision to resign from the Board was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Following Mr. Press’ resignation, the size of the Board shall decrease to seven directors, a majority of which will be comprised of independent directors.
Item 8.01 Other Events.
On July 24, 2019, David Sambur, a member of the Board of the Company informed the Board of his decision to resign as a member of the Compensation Committee. Following his resignation, the size of the Compensation Committee shall decrease to three directors, all of whom shall be independent.
On July 24, 2019, Daniel Cohen, a member of the Board of the Company informed the Board of his decision to resign as a member of the Nominating and Corporate Governance Committee. Following his resignation, the size of the Compensation Committee shall decrease to three directors, all of whom shall be independent
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit	Description

17	Resignation Letter of Rick Press, dated July 24, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 25, 2019
PLAYAGS, INC.

By:	/s/ Kimo Akiona
Name: Kimo Akiona
Title: Chief Financial Officer